UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2000
_______________

Nevada	0-30467	58-2488071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

235 Peachtree Street, N.E. 2215 North Tower Atlanta, GA 30303

(Address of principal executive offices and Zip Code

Registrant's telephone number, including area code: (404) 880-9919

Item 5         Other Events

On November 28, 2000, Intacta Technologies Inc., (the "Company") released Intacta.Code SDK for Windows. The developer kit enables any company to integrate Intacta.Code into enterprise applications requiring secure and reliable sharing of enterprise data across any media.
 On December 12, 2000, Intacta Technologies Inc., (the "Company") announced a partnership with EnPartner LLC, the e-services company of Primus Software Corporation to provide mobile, wireless and e-commerce applications for customers using Intacta.Code.
Item 7         Financial Statements and Exhibits

(c)     Exhibits:

 1.       Press Release of the Company dated November 28, 2000 2.       Press Release of the Company dated December 12, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intacta Technologies Inc.

Date: December 13, 2000	By: /s/ Ross Wilmot

Ross Wilmot
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued November 28, 2000
99.2	Press release issued December 12, 2000